EXHIBIT 10.29.3

                            CHANGE IN TERMS AGREEMENT

     This Change in Terms Agreement is made as of and delivered on December 22, 2005, by and between Mission West Properties, Inc., a Maryland corporation ("Borrower"), and Cupertino National Bank ("Bank") (the "Agreement").

                                    RECITALS

     A. As of July 12, 2002, Bank and Borrower entered into certain agreements (the "2002 Loan Documents") including but not limited to a Revolving Credit Loan Agreement pursuant to which Bank agreed, subject to the terms and conditions set forth therein, to lend up to the sum of Forty Million Dollars ($40,000,000.00) to Borrower, pursuant to which Bank lent certain amounts to Borrower, and pursuant to which Borrower agreed to repay the loan on or before November 2, 2004.

     B. As of November 2, 2004, at Borrower's request, Bank and Borrower entered into certain agreements (the "Loan Documents") pursuant to which, subject to the terms and conditions stated therein, Bank agreed to refinance the amounts due and owing under the 2002 Loan Documents and continue to lend to Borrower. Included among the Loan Documents were a Revolving Credit Note (the "Note") executed by Borrower in favor of Bank, a Revolving Credit Loan Agreement (the "Credit Agreement") executed by Borrower and Bank, and a Non-Encumbrance Agreement executed by Borrower, Mission West Properties, L.P. ("MWP"), and the Bank. Also as of November 2, 2004, MWP executed a Continuing Guaranty (the "MWP Guaranty") guarantying Borrower's obligations to Bank. Unless expressly stated to the contrary herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Documents.

     C. As of July 22, 2005, at Borrower's request, Bank and Borrower entered into a Change in Terms Agreement (the "July 2005 CIT") whereby they amended the Loan Documents; Borrower, MWP, and Bank executed a First Amendment to Non-Encumbrance Agreement; and MWP executed a Reaffirmation of Continuing
Guaranty. Such agreements are hereinafter referred to as the "July 2005 Modification Agreements."

     D. Pursuant to the Loan Documents as amended by the July 2005 Modification Agreements and as of December 12, 2005, Borrower is currently indebted to Bank in the sum of zero Dollars ($0.00).

     E. Borrower has requested Bank to enter into this Agreement, and, subject to the terms and conditions and as set forth herein, Bank is willing to enter into this Agreement.

     In consideration of the premises and the mutual promises herein contained and in reliance upon Borrower's representations and warranties set forth herein, Borrower and Bank agree as follows:

                                    AGREEMENT

     1. INCORPORATION OF RECITALS. Each of the foregoing Recitals is hereby incorporated herein by this reference as though set forth in full herein.

     2. CONDITIONS. At Bank's option and for its benefit, the effectiveness of this Agreement and Bank's obligations hereunder are conditioned upon the satisfaction of each and all of the following conditions (the "Conditions") on or before the execution of this Agreement:

          (a) Borrower shall have executed and delivered to Bank this Agreement;

          (b) Borrower and MWP shall have executed and delivered to Bank a Termination of Non-Encumbrance Agreement and Guaranty (the "Termination") in the form attached hereto as Exhibit A (the Termination and this
     Agreement hereinafter collectively referred to as the "December 2005 Modification Agreements");

          (c) Borrower shall have paid to the Bank the Minimum Annual Fee of Ten Thousand Dollars ($10,000.00) or authorized Bank to deduct the fee from Borrower's checking account #001-141422 at Bank, pursuant to Section 2.10.1 of the Credit Agreement as amended herein; and

          (d) Borrower shall have paid to Bank the sum of Five Thousand Dollars and no cents ($5,000.00) or authorized Bank to deduct the amount from Borrower's checking account #001-141422 at Bank for all attorneys' fees and expenses incurred by Bank in connection with the preparation of the December 2005 Modification Agreements.

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     3. REVISED LOAN DOCUMENTS.  The December 2005 Modification Agreements shall govern in the event of any inconsistency between the December 2005 Modification Agreements and either the July 2005 Modification Agreements or the Loan
Documents.  The  Loan  Documents  as  modified  by the  July  2005  Modification
Agreements and by the December 2005 Modification Agreements are hereafter referred to as the "Revised Loan Documents." Except as expressly modified by the July 2005 Modification Agreements or the December 2005 Modification Agreements, the Loan Documents are in full force and effect.

     4. COMMITMENT AMOUNT; AMENDMENT OF NOTE. The definition of "Commitment Amount" in Section 1.1 of the Credit Agreement is hereby replaced in full by the following: "Commitment Amount" shall mean, as of any applicable date of determination, the sum of Ten Million Dollars and no cents ($10,000,000.00). The parties further agree that the Note is hereby amended as follows: (a) the amount of "$40,000,000.00" appearing at the top left of the first page of the Note is hereby deleted and replaced with the amount of "$10,000,000.00"; and (b) the phrase "the principal sum of Forty Million Dollars ($40,000,000.00)" in the first paragraph of the Note is hereby deleted and replaced with the phrase "the principal sum of Ten Million Dollars ($10,000,000.00)."

     5. BANK'S EXECUTION AND DELIVERY OF TERMINATION OF NON-ENCUMBRANCE AGREEMENT OF GUARANTY. Bank agrees to execute and deliver to Borrower a copy of the Termination promptly after the satisfaction of the Conditions and the execution of this Agreement.

     6. DELETION OF PROVISION FOR INCREASE IN COMMITMENT AMOUNT. The provision set forth as Paragraph 5 of the July 2005 CIT and entitled "Addition of Properties to MWP Pool Properties and Increase in Commitment Amount" is hereby deleted, and Borrower acknowledges and agrees that it has no right and Bank has no obligation at any time to increase the Commitment Amount.

     7. REDUCTION OF MINIMUM ANNUAL FEE. The first sentence of Section 2.10.1 of the Credit Agreement is hereby replaced in full by the following: "The Borrower shall pay to Bank a minimum annual fee of Ten Thousand Dollars ($10,000.00) (the `Minimum Annual Fee')."

     8. BORROWER'S OPTION TO EXTEND TERMINATION DATE. Borrower shall have the option to extend the "Termination Date" as defined in Section 1.1 of the Credit Agreement from December 22, 2006 to December 22, 2007 upon the following conditions:

          (a) At least 30 days prior to December 22, 2006, Borrower shall have executed and delivered to Bank and Bank shall have received a written notice (the "Election") duly executed by Borrower setting forth Borrower's election to extend the Termination Date, which election shall be irrevocable;

          (b) Notwithstanding anything to the contrary in Section 2.10.1 of the Credit Agreement, the Election shall be accompanied by the Minimum Annual Fee of Ten Thousand Dollars ($10,000.00) or authorized Bank to deduct the fee from Borrower's checking account #001-141422 at Bank, for the year commencing on December 22, 2006;

          (c) Whether as of the date of the Election or at any time prior to and including December 22, 2006:

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               (i) There shall not be any  Default or Event of Default  under or as defined in the Revised Loan Documents;

               (ii) There shall not be any Default or Event of Default under or as defined in any other agreement between Borrower and Bank.

     9. CHANGE IN VARIABLE RATE.  The  definition of "Variable  Rate" in Section
1.1 of the  Credit  Agreement  is  hereby  replaced  in full  by the  following:
"`Variable Rate' shall mean that variable rate of interest equal to the sum of LIBOR applicable to funds borrowed for a thirty (30) day period plus 1.75 percent (1.75%), per annum, the interest rate to be initially calculated by the Bank as of approximately 10:00 a.m. San Jose, California time on the Funding Date if the Funding Date is the first day of a month, or, if not, as of approximately 10:00 a.m. San Jose, California time on the first day of the month during which the Funding Date occurs, and with the interest rate to thereafter fluctuate with changes in such LIBOR with such fluctuations to be effective, and the interest rate to be adjusted, on the first day of each month."

     10. CHANGE IN DEBT COVERAGE RATIO.

          (a) The definition of "Debt Service Ratio" under Paragraph 1.1 of the Credit Agreement is hereby replaced in full with the following:

     "Debt Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of: (1) Borrower's net operating income, divided by (2) the current portion of Borrower's long-term debt plus interest expense, assuming 30-year amortization of all debt including line of credit commitments, using the weighted average annual interest rate of Borrower's fixed rate debt. The Debt Coverage Ratio shall be determined by the Bank as of each Fiscal Quarter (as defined below) and on the basis of the preceding twelve (12) month period (actual or based on annualized quarters) as follows: (i) as to each Fiscal Quarter ending on March 31, June 30, and September 30, from Borrower's SEC Form 10-Q filed with the Securities and Exchange Commission relating to such quarter, with such quarter results annualized; and (ii) as to each Fiscal Quarter ending on December 31, from Borrower's SEC Form 10-K relating to the year ending on such date. Notwithstanding the foregoing, the Bank may also rely on other information that Borrower is obligated to provide to the Bank pursuant to Section 6.1 of this Agreement. Exhibit E hereto includes an example of the calculation of Debt Coverage Ratio as defined herein from Borrower's SEC Form 10-K for the period ending December 31, 2004 and Form 10-Q for the period ending September 30, 2005, and is provided for example purposes only.

          (b) Exhibit E of the Credit Agreement is hereby replaced in full by the Exhibit E attached hereto.

          (c) Section 6.10 of the Credit Agreement is hereby replaced in full by the following:

     "Maintain Debt Coverage Ratio. On a consolidated basis, maintain a Debt Coverage Ratio of at least 1.75 to 1.00."


     11. Addition of Maximum Debt to Tangible Net Worth Ratio Requirement.

          (a) The following definition is hereby added to Section 1.1 of the Credit Agreement:

     "Maximum Debt to Tangible Net Worth Ratio" shall mean, as of any applicable date of determination, the ratio of: (1) Borrower's total liabilities, divided by (2) Total Stockholders' Equity (but not including Minority Interest) as stated in the Consolidated Balance Sheet of Borrower in Borrower's SEC Form 10-Q or, as applicable, SEC Form 10-K (or other financial information that Bank may obtain regarding Borrower or that may be provided by Borrower to Bank in accordance with), less intangibles calculated in accordance with GAAP. The Maximum Debt to Tangible Net Worth Ratio shall be determined by the Bank as of each Fiscal Quarter. Exhibit E hereto includes an example of the calculation of Maximum Debt to Tangible Net Worth Ratio as defined herein from Borrower's SEC Form 10-K for the period ending December 31, 2004 and Form 10-Q for the period ending September 30, 2005, and is provided for example purposes only

          (b) The  following  is  hereby  added as  Section  6.15 of the  Credit
     Agreement:

     "Maintain Maximum Debt to Tangible Net Worth Ratio. On a consolidated basis, Borrower shall maintain a Maximum Debt to Tangible Net Worth Ratio of 5.00 to 1.00.

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     12.  DELETION OF CERTAIN  PROVISIONS  OF CREDIT  AGREEMENT.  The  following sections of the Credit Agreement are hereby deleted:

          (a) Section 4.2.3 entitled "Maximum Borrower Aggregate Loan-to-Value";

          (b) Section 4.2.4 entitled "Loan-to-Value of MWP Pool Properties"; and

          (c) Section 7.2 entitled "Indebtedness (Maximum Borrower Aggregate Loan-to-Value) and Loan-to-Value of MWP Pool Properties."

     13. DELETION OF REQUIREMENT FOR MINIMUM BALANCE IN DEPOSIT ACCOUNTS AND AUTOMATIC LOANS.

          (a) Section 6.12 of the Credit Agreement entitled "Maintain Operating Accounts and Minimum Balance in Deposit Accounts" is hereby deleted in its entirety and replaced with the following:

     "Operating Accounts. Borrower shall maintain its primary operating accounts with Bank."

          (b) Section 2.4 entitled "Automatic Variable Rate Loans and Automatic Repayments" and subsections 2.4.1 and 2.4.2 thereunder are hereby deleted in their entirety.

     14. ANNUAL FINANCIAL REPORTS AND QUARTERLY FINANCIAL STATEMENTS. The phrase in Section 6.11 of the Credit Agreement "As soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the Borrower" is hereby replaced with the phrase "As soon as practicable and in any event no later than the earlier of (i) five (5) days after filing or (ii) ninety (90) days after the close of each fiscal year of the Borrower." The phrase in Section
6.12 of the Credit Agreement "As soon as practicable and in any event within forty-five (45) days after the close of each Fiscal Quarter of each fiscal year of the Borrower" is hereby replaced with the phrase "As soon as practicable and in any event no later than the earlier of (i) five (5) days after filing or (ii) forty-five (45) days after the close of each first, second and third Fiscal Quarter of each fiscal year of the Borrower."

     15. INDEPENDENT INVESTIGATION. Borrower acknowledges that it has executed this Agreement in reliance on its own independent investigation and analysis of the facts underlying the subject matter of the Agreement, and that, in executing this Agreement, no representations, warranties, or promises of any kind have been made directly or indirectly to induce it to execute this Agreement other than those that are expressly set forth herein, and that it has not relied on any representations, warranties, or promises of any kind other than those that are expressly set forth herein.

     16. INTEGRATED AGREEMENTS. The December 2005 Modification Agreements constitute an integrated agreement. Except for the Loan Documents and July 2005 Modification Agreements as modified by the December 2005 Modification Agreements, the December 2005 Modification Agreements supersede all prior representations and agreements, if any, between the parties to this Agreement and their respective legal counsel relating to the subject matter hereof, contain the entire and only understanding between the parties, and may not be altered, amended or extinguished, except by a writing signed subsequent to the execution of this Agreement.


              The balance of this page is intentionally left blank.

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IN WITNESS WHEREOF,  BORROWER AND BANK HAVE CAUSED THIS AGREEMENT TO BE EXECUTED
BY THEIR DULY AUTHORIZED OFFICERS AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

                                        MISSION WEST PROPERTIES, INC.

                                        A Maryland corporation


                                        By: /s/ Carl E. Berg
                                           -------------------------------------

                                        Its: Chairman & CEO
                                            ------------------------------------


                                        By: /s/ Raymond V. Marino
                                           -------------------------------------

                                        Its: President & COO
                                            ------------------------------------


                                        CUPERTINO NATIONAL BANK


                                        By: /s/ Jason Hartman
                                           -------------------------------------

                                        Its: Vice President
                                            ------------------------------------

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